Exhibit 21.1

Subsidiaries of CareFusion Corporation

Set forth below is a list of subsidiaries of CareFusion Corporation. Unless otherwise indicated, all of the subsidiaries listed below are wholly-owned subsidiaries of CareFusion Corporation and are owned directly by either CareFusion Corporation or by wholly-owned subsidiaries of CareFusion Corporation.

Name of Subsidiary	Jurisdiction of Formation
Bird Products (Japan) Ltd.	Japan
Bird Products Corporation	California
Cardal II, LLC	Delaware
Cardinal Health (Shanghai) Commercial and Trading Co. Ltd.	China
CareFusion Canada 307 ULC	Canada
Cardinal Health India Private Limited	India
Cardinal Health Trading (Shanghai) Co. Ltd.	China
CareFusion 202, Inc.	Delaware
CareFusion 203, Inc.	Delaware
CareFusion 205, Inc.	Illinois
CareFusion 206, Inc.	Delaware
CareFusion 207, Inc.	Delaware
CareFusion 209, Inc.	Delaware
CareFusion 210, Inc.	Delaware
CareFusion 211, Inc.	Delaware
CareFusion 212, LLC	Delaware
CareFusion 213, LLC	Delaware
CareFusion 214, LLC	Delaware
CareFusion 2200, Inc.	Delaware
CareFusion 2201, Inc.	Delaware
CareFusion 302, LLC	Delaware
CareFusion 303, Inc.	Delaware
CareFusion 304, LLC	Delaware
CareFusion Australia 200 Pty Ltd	Australia
CareFusion Australia 316 Pty Ltd	Australia
CareFusion Australia 500 Pty Ltd	Australia
CareFusion Austria 201 GmbH	Austria
CareFusion Belgium 202 BVBA	Belgium
CareFusion Bermuda 224 Ltd.	Bermuda
CareFusion Brasil 231 Servicos e Comércio de Produtos Médicos Ltda.	Brazil
CareFusion Canada 301, Inc.	Canada
CareFusion Canada 302, Inc.	Canada
CareFusion D.R. 203 Ltd.	Bermuda
CareFusion Development Private Limited	India
CareFusion EIT, LLC	Delaware
CareFusion France 205 S.A.S.	France
CareFusion France 309 S.A.S.	France
CareFusion Germany 206 GmbH	Germany
CareFusion Germany 234 GmbH	Germany
CareFusion Germany 277 GmbH	Germany
CareFusion Germany 318 GmbH CareFusion Germany 506 GmbH	Germany Germany
CareFusion Hong Kong Limited	China
CareFusion Iberia 308 S.L.	Spain
CareFusion Italy 208 S.r.l.	Italy
CareFusion Italy 237 S.r.l.	Italy
CareFusion Italy 311 S.r.l.	Italy

Name of Subsidiary	Jurisdiction of Formation
CareFusion Italy 312 S.p.A.	Italy
CareFusion Japan 228 K.K.	Japan
CareFusion Japan 233 K.K.	Japan
CareFusion Luxembourg 501 Sarl	Luxembourg
CareFusion Manufacturing Ireland 241 Limited	Ireland
CareFusion Manufacturing, LLC	Delaware
CareFusion Mauritius 502 Ltd.	Mauritius
CareFusion Mexico 213 S.A. de C.V.	Mexico
CareFusion Netherlands 214 B.V.	The Netherlands
CareFusion Netherlands 238 B.V.	The Netherlands
CareFusion Netherlands 310 B.V.	The Netherlands
CareFusion Netherlands 503 B.V.	The Netherlands
CareFusion Netherlands 504 B.V.	The Netherlands
CareFusion Netherlands Financing 283 C.V.	The Netherlands
CareFusion New Zealand 217 Limited	New Zealand
CareFusion New Zealand 313 Limited	New Zealand
CareFusion Norway 315 A/S	Norway
CareFusion Resources, LLC	Delaware
CareFusion S.A. 319 (Proprietary) Limited	South Africa
CareFusion Singapore 243 Pte. Ltd.	Singapore
CareFusion Singapore 423 Pte. Ltd.	Singapore
CareFusion Solutions, LLC	Delaware
CareFusion Sweden 220 AB	Sweden
CareFusion Sweden 289 AB	Sweden
CareFusion Sweden 314 AB	Sweden
CareFusion Switzerland 221 Sarl	Switzerland
CareFusion Switzerland 317, Sarl	Switzerland
CareFusion Switzerland 505, Sarl	Switzerland
CareFusion U.K. 223 Limited	United Kingdom
CareFusion U.K. 232 Limited	United Kingdom
CareFusion U.K. 235 Limited	United Kingdom
CareFusion U.K. 236 Limited	United Kingdom
CareFusion U.K. 240 Limited	United Kingdom
CareFusion U.K. 284 Limited	United Kingdom
CareFusion U.K. 285 Limited	United Kingdom
CareFusion U.K. 286 Limited	United Kingdom
CareFusion U.K. 287 Limited	United Kingdom
CareFusion U.K. 288 Limited	United Kingdom
CareFusion U.K. 305 Limited	United Kingdom
CareFusion U.K. 306 Limited	United Kingdom
Dutch American Manufactures (D.A.M.) B.V.	The Netherlands
EME Medical, Inc.	Delaware
Enturia Canada ULC	Canada
Enturia de Mexico S. de R.L. de C.V.	Mexico
Enturia Ltd	United Kingdom
Enturican, Inc.	Kansas
IVAC Overseas Holding L.P.	Delaware
Medegen MMS Acquisition, LLC	Delaware
Medegen, LLC	California
Medegen, LLC	Delaware
MicroMedical Deutschland GmbH	Germany
Productos Urologos de Mexico SA de C.V.	Mexico
SensorMedics Corporation	California
SensorMedics GmbH	Germany
Sistemas Médicos ALARIS, S.A. de C.V.	Mexico

Name of Subsidiary	Jurisdiction of Formation
VIASYS Healthcare Ireland Limited	Ireland
VIASYS Healthcare Island ehf	Iceland
VIASYS Healthcare Sarl	France
VIASYS Holdings Inc.	Delaware
VIASYS Neurocare France SAS	France
VIASYS Polymer Products LLC	Delaware